UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2019

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 14, 2019 (the “Effective Date”), Centene Corporation, a Delaware corporation (the “Company”), amended its existing credit agreement (the “Existing Agreement”) by and among the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders and other parties thereto. The Existing Agreement was amended to exclude certain indebtedness incurred to finance the previously announced acquisition (the “Merger”) by the Company of WellCare Health Plans, Inc. (“WellCare”) in the calculation of certain financial covenants until the earlier of the consummation of the Merger and September 26, 2020.

ITEM 8.01 OTHER EVENTS

On November 14, 2019, the Company received the requisite number of consents required to adopt the proposed amendments to the indentures (the “WellCare Indentures”) governing the 5.25% senior notes due 2025 and the 5.375% senior notes due 2026 (collectively, the “WellCare Notes”) of WellCare Health Plans, Inc. (“WellCare”) to (i) eliminate the obligation to file with the U.S. Securities and Exchange Commission or provide to holders of the WellCare Notes of such series or the trustee under such WellCare Indenture annual, quarterly, current or any other reports with respect to WellCare, (ii) eliminate substantially all of the restrictive covenants in such WellCare Indenture, (iii) eliminate the obligation to offer to repurchase the WellCare Notes of such series upon certain change of control transactions, including the Merger, (iv) eliminate certain of the events which may lead to an “Event of Default” in such WellCare Indentures, and (v) eliminate certain restrictions on WellCare in such WellCare Indentures from consolidating with or merging with or into any other person or selling, assigning, transferring, conveying, leasing, or otherwise disposing of all or substantially all of its properties or assets to any person (collectively, the “Amendments”).

WellCare has executed supplemental indentures to each of the WellCare Indentures that contain the Amendments. The Amendments will become operative only upon the settlement of the Company’s exchange offers (the “Exchange Offers”) for any and all of the WellCare Notes for up to $1,950,000,000 aggregate principal amount of new notes to be issued by the Company and cash. The settlement is expected to occur promptly after the expiration date for the Exchange Offers and immediately prior to the closing of the Merger.

On November 15, 2019, the Company issued a press release announcing the offering of $7,000,000,000 aggregate principal amount of 5.375% senior notes due 2026 (the “Additional 2026 Notes”), senior notes due 2027 (the “2027 Notes”) and senior notes due 2029 (collectively with the 2027 Notes, the “New Notes” and the New Notes and the Additional 2026 Notes, the “Notes”) to be issued by the Company. The Company intends to use the net proceeds of the offering of the New Notes to finance the cash consideration due to the WellCare stockholders in connection with the Merger and to pay related fees and expenses. The Company expects to use the net proceeds of the offering of the Additional 2026 Notes for general corporate purposes, including the repayment of revolver borrowings. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated into this Item 8.01 by reference. The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

Filed as Exhibit 99.2 herewith are updated unaudited pro forma condensed combined financial information of the Company for the year ended December 31, 2018 and as of and for the nine months ended September 30, 2019, to illustrate the estimated effects of the Merger and the related financing transactions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Pro Forma Financial Information.
The Company’s unaudited pro forma condensed combined financial information and explanatory notes for the year ended December 31, 2018 and as of and for the nine months ended September 30, 2019, are attached as Exhibit 99.2 hereto and incorporated by reference herein.

(d) Exhibits.

See Exhibit Index.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated November 15, 2019
99.2	Unaudited pro forma condensed combined financial information and explanatory notes for the year ended December 31, 2018 and as of and for the nine months ended September 30, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	November 15, 2019	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer